UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Rydex ETF Trust
-------------
(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (IRS Employer Identification No.)
c/o Guggenheim Investments 805 King Farm Boulevard, Suite 600, Rockville, Maryland 20850 --------------------------------------------- (Address of principal executive offices)	20850 ----------------------- (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Guggenheim Multi-Factor Large Cap ETF	NYSE Arca, Inc.	89-0983184

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-101625

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 49 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 19, 2017 (Securities Act file number 333-101625 and Investment Company Act file number 811-21261), which is incorporated herein by reference.

Item 2.     Exhibits

A.
Registrant’s Certificate of Trust dated November 22, 2002 is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File No. 333-101625), as filed with the SEC via EDGAR (Accession No. 0001047469-02-005491) on December 3, 2002.

B. Registrant’s Agreement and Declaration of Trust dated November 22, 2002 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0001047469-02-005491 on December 3, 2002. Further, an Amendment dated November 21, 2005 to the Registrant’s Agreement and Declaration of Trust dated November 22, 2005 is incorporated herein by reference to Exhibit (a)(3) of Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0000935069-06-000534 on March 1, 2006.

C. Registrant’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 29 to the Registrant's Registration Statement on Form N-1A (File No. 333-101625), as filed with the SEC via EDGAR Accession No. 0001445305-14-005672 on December 23, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 19, 2017	RYDEX ETF TRUST By: /s/ Amy J. Lee Amy J. Lee Vice President and Secretary